                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements
(Form S-8 No. 333-36795; Form S-8 No. 333-36199; Form S-8 No. 33-68862; Form S-8
No. 333-09663; Form S-8 No. 333-63434; Form S-8 No. 333-63436 and Form S-8 No.
333-63438) of Merrimac Industries, Inc. of our report dated March 29, 2004, with respect to the consolidated financial statements of Merrimac Industries, Inc. as of January 3, 2004 and for the years ended January 3, 2004 and December 28,
2002, included in this Annual Report (Form 10-KSB) for the year ended January 1,
2005.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
March 29, 2005

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